Exhibit 10.51
MIE Holdings Corporation
2009 STOCK INCENTIVE COMPENSATION PLAN
MIE Holdings Corporation, a corporation incorporated in the Cayman Islands (the “Company”), has adopted the MIE 2009 Stock Incentive Compensation Plan (the “Plan”) for the benefit of non-employee directors of the Company, officers and eligible employees and consultants of the Company and any Subsidiaries and Affiliates (as each term is defined below) as follows:
ARTICLE I.
ESTABLISHMENT; PURPOSES; AND DURATION
     1.1. Establishment of the Plan. The Company hereby establishes this incentive compensation plan to be known as the “MIE 2009 Stock Incentive Compensation Plan,” as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.
     1.2. Purposes of the Plan. The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees and consultants of the Company, Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and the Subsidiaries and Affiliates, in order to strengthen their commitment to the Company and the Subsidiaries and Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the stockholders of the Company. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.
     1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XV, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.
ARTICLE II.
DEFINITIONS
     Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:
     2.1. “Affiliate” means any entity other than the Company and any Subsidiary that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee.

     2.2. “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares.
     2.3. “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
     2.4. “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
     2.5. “Board” or “Board of Directors” means the Board of Directors of the Company.
     2.6. “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Article IX.
     2.7. “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) commission of (1) a felony (or its equivalent in a non-United States jurisdiction) or (2) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company or a Subsidiary or Affiliate or that legally prohibits the Participant from working for the Company or any Subsidiary or Affiliate; (B) breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s duties to the Company and the Subsidiaries and Affiliates; (C) dishonesty in the course of fulfilling the Participant’s employment duties; (D) deliberate failure on the part of the Participant (1) to perform the Participant’s principal employment duties, (2) to comply with the policies of the Company or any Subsidiary or Affiliate in any material respect, or (3) to follow specific reasonable directions received from the Company or any Subsidiary or Affiliate; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement.
     2.8. “Change in Control” means the occurrence of any of the following:
     (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) on completion of a transaction or series of related transactions of 50% or more of the Shares then in issue (the “Outstanding Company Shares”) provided, however, that, for purposes of this Section 2.8, the following acquisitions shall not constitute a Change in Control: (i) an IPO, (ii) any acquisition directly from the Company, (iii) any acquisition by the

Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or Affiliate; and
     (b) any other transaction or series of related transactions or events which TPG and the majority shareholder of the Company as at the Effective Date shall agree shall be regarded as a Change in Control.
     2.9. “Change in Control Price” means the price per Share offered in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined by the Board or the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash).
     2.10. “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
     2.11. “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.
     2.12. “Consultant” means a consultant, advisor or other independent contractor who is a natural person and performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or Director.
     2.13. “Director” means any individual who is a member of the Board of Directors of the Company.
     2.14. “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or a Subsidiary or Affiliate.
     2.15. “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article XI.
     2.16. “Effective Date” means the date on which the Plan is adopted by the Board.
     2.17. “Eligible Individual” means any Employee, Non-Employee Director or Consultant, and any prospective Employee and Consultant who has accepted an offer of employment or consultancy from the Company or any Subsidiary or Affiliate.
     2.18. “Employee” means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a

Subsidiary and/or an Affiliate during such period. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.19 shall be considered an Employee for purposes of the Plan.
     2.19. “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
     2.20. “Fair Market Value” means, if Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.
     2.21. “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.
     2.22. “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.
     2.23. “Good Reason” means, unless otherwise provided in an Award Agreement, (i) “Good Reason” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason: (A) a material reduction by the Company, a Subsidiary or an Affiliate in the Participant’s rate of annual base salary from that in effect immediately prior to the Change in Control; (B) a material reduction by the Company or a Subsidiary or Affiliate in the Participant’s annual target bonus opportunity from that in effect immediately prior to the Change in Control; or (C) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change in Control. Notwithstanding the foregoing, a Termination of a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, and (ii) the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason.
     2.24. “Grant Date” means (a) the date on which the Committee (or its designee) by resolution, written consent or other appropriate action selects an Eligible Individual to receive a grant of an Award, determines the number of Shares or other amount to be subject to such Award and, if applicable, determines the Option Price or Grant Price of such Award, or (b) such later date as the Committee (or such designee) shall provide in such resolution, consent or action.
     2.25. “Grant Price” means the price established as of the Grant Date of an SAR pursuant to Article VII used to determine whether there is any payment due upon exercise of the SAR.

     2.26. “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.
     2.27. “Individual Agreement” means an employment, change of control, consulting or similar agreement between a Participant and the Company, a Subsidiary or an Affiliate that is in effect as of the Grant Date of an Award hereunder.
     2.28. “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.
     2.29. “IPO” means an initial public offering of Shares pursuant to an S-1 registration statement or equivalent as a result of which Shares become listed on one or more internationally recognized securities exchanges.
     2.30. “IPO Date” means the date of the closing of the IPO.
     2.31. “New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.
     2.32. “Non-Employee Director” means a Director who is not an Employee.
     2.33. “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.
     2.34. “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.
     2.35. “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.
     2.36. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
     2.37. “Other Stock-Based Award” means an equity-based or equity-related Award described in Section 10.1, other than an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Share, or Performance Unit, granted in accordance with the terms and conditions set forth in Article X.
     2.38. “Participant” means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

     2.39. “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.
     2.40. “Performance Share” means an Award granted pursuant to Article IX of a contractual right to receive a payment equal to (a) the Fair Market Value of a Share on a date specified by the Committee to the extent applicable performance goals are achieved in accordance with Article IX or (b) the Change in Control Price in accordance with Article XIV.
     2.41. “Performance Unit” means a fixed or variable dollar denominated unit granted pursuant to Article IX, the value of which is determined by the Committee, payable, in whole or in part, to the extent applicable performance goals are achieved in accordance with Article IX.
     2.42. “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII.
     2.43. “Restricted Stock” means an Award granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.
     2.44. “Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.
     2.45. “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.
     2.46. “SEC” means the Securities and Exchange Commission.
     2.47. “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
     2.48. “Share” means an ordinary share in the capital of the Company, of par value $0.01 (including any new, additional or different shares, stock or other securities resulting from any change in corporate capitalization as listed in Section 4.3).
     2.49. “Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Article VII.
     2.50. “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.
     2.51. “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an

Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).
     2.52. “Termination” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Affiliate or Subsidiary under any circumstances. Unless otherwise determined by the Committee, if a Participant’s employment with the Company or a Subsidiary or Affiliate terminates, but such Participant continues to provide services to the Company or a Subsidiary or Affiliate in a non-employee capacity, such change in status shall not be deemed a Termination, except pursuant to limitations applicable to ISOs under the Code. Except as otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or Affiliate or a division of the Company or of a Subsidiary or Affiliate shall be deemed to incur a Termination if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary or Affiliate or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate.
     2.53. “TPG” means TPG Star Energy Ltd.
ARTICLE III.
ADMINISTRATION
     3.1. General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.
     3.2. Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall consist of not less than two (2) non-employee members of the Board, each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

     3.3. Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:
     (a) select Eligible Individuals who may receive Awards under the Plan and become Participants;
     (b) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;
     (c) determine the sizes and types of Awards;
     (d) determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;
     (e) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;
     (f) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;
     (g) make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, Good Reason, disability, retirement or in connection with a Change in Control, and whether a leave constitutes a Termination;
     (h) determine whether a Change in Control shall have occurred;
     (i) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;
     (j) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;
     (k) establish and administer any performance goals in connection with any Awards, including performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;
     (l) construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

     (m) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;
     (n) make all valuation determinations relating to Awards and the payment or settlement thereof;
     (o) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;
     (p) amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;
     (q) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;
     (r) establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and
     (s) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.
     3.4. Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Subject to the other provisions of the Plan, any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

     3.5. Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. No member of the Committee or TPG, or any employee, partner, director or associate thereof, shall be liable for any action or determination made with respect to the Plan or any Award.
     3.6. Attorneys; Consultants. The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Eligible Individual, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.
     3.7. Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not (a) delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate; (b) delegate the Committee’s authority to grant Awards to consultants unless any such Award is subject to approval by the Committee; or (c) delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3.7 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.
ARTICLE IV.
SHARES SUBJECT TO THE PLAN
     4.1. Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. Subject to adjustment as provided in Section 4.3, the total number of Shares that may be issued pursuant to Awards granted under the Plan (including Awards that are settled or to be settled in cash or other property) shall, prior to IPO, be no more than 607,287 Shares. In addition, prior to IPO, no Award may be granted to any Eligible Individual if it would at the proposed Grant Date cause such Eligible Individual’s aggregate Shareholding Percentage (as determined in accordance with the Shareholders’

Agreement of the Company dated October 30, 2009 (the “Shareholders’ Agreement”) to exceed 242,915 Shares, calculated on the basis that the Award was fully vested and the maximum number of Shares to which the Award pertains were actually issued as of the Grant Date, whether or not such Award ultimately vests or is settled in Shares, cash or other property. Subject to adjustment as provided in Section 4.3, the total number of Shares which may be issued under the Plan following the occurrence of an IPO (including Awards that are settled in cash or other property) may not, in the aggregate, exceed 5% of the ordinary share capital of the Company in issue at the close of business of the Applicable Exchange on the IPO Date.
     4.2. Rules for Calculating Shares Delivered. Subject to, in the case of ISOs, any limitations applicable thereto under the Code, if any Shares are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation or forfeiture, be available for delivery in connection with future Awards under the Plan. Following the IPO Date, if the Option Price of any Option and/or tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 4.1. To the extent any Shares subject to an Award are withheld to satisfy the Option Price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 4.1. In respect of any Award granted on or after the IPO Date, if any such Award is settled in cash or property other than Shares, the Shares to which any such Award that is settled in cash or other property pertain will be treated as though such Shares were issued, and will no longer be available for the grant of an Award or other issuance under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares set forth in Section 4.1, as adjusted pursuant to this Section 4.2, but without application of the foregoing provisions of this sentence. Notwithstanding the foregoing, in respect of any Awards that are granted while the limitations on Share issuances set forth in the Shareholders Agreement are in effect, for purposes of the limits set forth in Section 4.1, to the extent any Shares subject to such Awards are withheld to satisfy the Option Price and/or the tax withholding obligations relating to such Award, or any such Award is settled in cash or property other than Shares, the Shares so withheld and the Shares to which an Award that is settled in cash or other property pertain will be treated as though such Shares were issued, and will no longer be available for the grant of an Award or other issuance under the Plan.
     4.3. Adjustment Provisions. In the event of a stock dividend, stock split, reverse stock split, share combination or exchange, or recapitalization or similar event affecting the capital structure of the Company (each a “Share Change”), or a merger, amalgamation, consolidation, acquisition of property or shares, separation, spin-off, split-up, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any Subsidiary

(each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number, class and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number, class and kind of Shares or other securities subject to outstanding Awards; and (C) the Option Price, Grant Price or other price of securities subject to outstanding Options, Stock Appreciation Rights and, to the extent applicable, other Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to be equal to the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect, or related to, any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of Performance Periods. The Committee shall determine any adjustment, substitution or change pursuant to this Section 4.3 (a) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and (b) subject to Section 16.7(e). All determinations of the Committee as to adjustments, substitutions and changes, if any, under this Section 4.3 shall be conclusive and binding on the Participants.
     4.4. No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
ARTICLE V.
ELIGIBILITY AND PARTICIPATION
     5.1. Eligibility. Eligible Individuals shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.9(a).

     5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all Eligible Individuals and shall determine the nature and amount of each Award.
ARTICLE VI.
STOCK OPTIONS
     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Article IV), and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.
     6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.
     6.3. Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.9(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.
     6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine as of the Grant Date and set forth in the Award Agreement; provided, however, that no Incentive Stock Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date.
     6.5. Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. An Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate an applicable law; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law.
     6.6. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVI. The Option Price upon exercise of any Option shall be payable to the Company in full by certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, payment of the Option Price, in full or in part, may also be made as follows:
     (a) Payment may be made in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the Fair Market Value of the Shares on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of such already owned Shares may be authorized only as of the Grant Date of such Incentive Stock Option and provided further that such already owned Shares must have been either held by the Participant for at least six (6) months at the time of exercise or purchased on the open market.
     (b) Payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.
     (c) Payment may be made by instructing the Committee to withhold a number of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (i) Option Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.
     (d) Payment may be made by any other method approved or accepted by the Committee in its discretion.
Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6 and satisfaction of tax obligations in accordance with Article XVI, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 19.9. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.
     6.7. Rights as a Stockholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.
     6.8. Termination of Employment or Service. Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. An Option shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.8 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5.
     6.9. Limitations on Incentive Stock Options.
     (a) General. No ISO shall be granted to any Eligible Individual who is not an Employee of the Company or a Subsidiary on the Grant Date of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.
     (b) $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the Grant Date of the Option with respect to such Shares. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.
     (c) Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the Grant Date of such Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the

Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the Grant Date of such ISO the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the Grant Date such ISO, and the ISO by its terms is not exercisable after the expiration of five years from such Grant Date.
ARTICLE VII.
STOCK APPRECIATION RIGHTS
     7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection with, and at the Grant Date of, a related Option (a Tandem SAR), or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.
     7.2. Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Freestanding SAR, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.
     7.3. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.4. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate an applicable law; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.
     7.5. Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.
     7.6. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option.
     7.7. Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
     (a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by
     (b) The number of Shares with respect to which the SAR is exercised.
     Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.
     7.8. Rights as a Stockholder. A Participant receiving a SAR shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.
     7.9. Termination of Employment or Service. Except as otherwise provided in the Award Agreement, a SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. A SAR shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 7.9 to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5 (in the case of Tandem SARs) or in the last sentence of Section 7.4 (in the case of Freestanding SARs). To the extent applicable to any Tandem SAR, the foregoing provisions of this Section 7.9 are subject to the provisions of Section 6.8, pursuant to the provisions Section 7.3.
ARTICLE VIII.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
     8.1. Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee. Restricted Stock Units shall be similar to Restricted Stock, except no Shares are actually awarded to a Participant who is granted Restricted Stock Units on the Grant Date thereof, and such Participant shall have no rights of a stockholder with respect to such Restricted Stock Units.
     8.2. Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.
     8.3. Nontransferability of Restricted Stock. Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.
     8.4. Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on a Participant’s continuing service or employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.
     8.5. Delivery of Shares, Payment of Restricted Stock Units. Subject to Section 19.9, after the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, either by the terms of the Award Agreement or otherwise.
     8.6. Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates shall bear an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.
     8.7. Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units.
     8.8. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 4.3, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.
     8.9. Termination of Employment or Service. Except as otherwise provided in this Section 8.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.
ARTICLE IX.
PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS
     9.1. Grant of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of applicable performance goals for the applicable Performance Period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which may be set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.
     9.2. Earned Performance Shares, Performance Units and Cash-Based Awards. Performance Shares, Performance Units and Cash-Based Awards shall become earned, in whole or in part, based upon the attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change in Control, as the Committee shall determine, either at or after the Grant Date. The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award.

     9.3. Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards following conclusion of the Performance Period and the Committee’s determination of attainment of applicable performance goals and/or other terms and conditions in accordance with Section 9.2. Such Shares may be granted subject to any restrictions that may be imposed by the Committee, including a Period of Restriction or mandatory deferral. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
     9.4. Rights as a Stockholder. A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.
     9.5. Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares and/or Cash-Based Award following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.
ARTICLE X.
OTHER STOCK-BASED AWARDS
     10.1. Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
     10.2. Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.
     10.3. Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the

Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.
     10.4. Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.
ARTICLE XI.
DIVIDEND EQUIVALENTS
     11.1. Dividend Equivalents. Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 19.6. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Grant Date of the Award and the date the Award becomes payable or terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.
ARTICLE XII.
TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION
     12.1. Transferability of Incentive Stock Options. No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 12.3. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.
     12.2. All Other Awards. Except as otherwise provided in Section 8.5 or Section 12.3 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 12.1 and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 12.1 and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 12.2 shall be void and unenforceable against the Company.
     12.3. Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.
ARTICLE XIII.
RIGHTS OF PARTICIPANTS
     13.1. Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Subsidiary or Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:
     (a) Give any Eligible Individual the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

     (b) Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Eligible Individual’s employment or service at any time with or without Cause;
     (c) Confer on any Eligible Individual any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with an Eligible Individual;
     (d) Constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and any Eligible Individual, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary ;
     (e) Give any Eligible Individual the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Eligible Individual bonuses, and, if so paid, the amount thereof and the manner of such payment; or
     (f) Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.
     13.2. Adoption of the Plan. The adoption of the Plan shall not be deemed to give any Eligible Individual or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.
     13.3. Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the Grant Date thereof shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Subsidiary or Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.
     13.4. No Effects on Benefits; No Damages. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of Termination of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such Termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.
     13.5. One or More Types of Awards. A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.
ARTICLE XIV.
CHANGE IN CONTROL
     14.1. Alternative Awards. Except as otherwise provided in any applicable Award Agreement, the occurrence of a Change in Control will not itself result in the cancellation, acceleration of exercisability or vesting, lapse of any Period of Restriction or settlement or other payment with respect to any outstanding Award to the extent that the Board or the Committee determines in its discretion, prior to such Change in Control, that such outstanding Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:
     (a) be based on securities that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control;
     (b) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
     (c) have substantially equivalent economic value to such Award immediately prior to the Change in Control (as determined by the Board or the Committee (as constituted prior to the Change in Control), in its discretion);
     (d) have terms and conditions which provide that if the Participant incurs a Termination by the New Employer under any circumstances other than involuntary Termination for Cause or resignation without Good Reason within one (1) year following the Change in Control, (i) any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, such Alternative Award shall be waived or shall lapse in full, and such Alternative Award shall become fully vested and exercisable, as the case may be, and (ii) to the extent applicable, each such Alternative Award outstanding as of the date of such Termination may thereafter be exercised until the later of (A) the last date on which such Award would have been exercisable in the absence of this Section 14.1, and (B) the earlier of (I) the third anniversary of such Change in Control and (II) expiration of the term of such Award; and
     (e) not subject the Participant to the assessment of additional taxes or interest under Section 409A of the Code.
     14.2 Accelerated Vesting and Payment.

     (a) Except as otherwise provided in any applicable Award Agreement in the event Section 14.1 does not apply, upon a Change in Control, (i) all outstanding Awards shall become fully vested, nonforfeitable and, to the extent applicable, exercisable immediately prior to the Change in Control; (ii) the Board or the Committee (as constituted prior the Change in Control) shall provide that in connection with the Change in Control (A) each outstanding Option and Stock Appreciation Right shall be cancelled in exchange for an amount (payable in accordance with Section 14.2(b)) equal to the excess, if any, of the Fair Market Value of the Shares on the date of the Change in Control over the Option Price or Grant Price applicable to such Option or Stock Appreciation Right, (B) each Share of Restricted Stock, each Restricted Stock Unit and each other Award denominated in Shares shall be cancelled in exchange for an amount (payable in accordance with Section 14.2(b)) equal to the Change in Control Price multiplied by the number of Shares covered by such Award, (C) each Award not denominated in Shares shall be cancelled in exchange for the full amount of such Award (payable in accordance with Section 14.2(b)), and (D) any Award the payment or settlement of which was deferred under Section 19.6 or otherwise shall be cancelled in exchange for the full amount of such deferred Award (payable in accordance with Section 14.2(b)); (iii) the target performance goals applicable to any outstanding Awards of Performance Shares, Performance Units, Cash-Based Awards and other Awards shall be deemed to have been attained in full (unless actual performance exceeds the target, in which case actual performance shall be used) for the entire applicable Performance Period then outstanding; and (iv) the Board or the Committee (as constituted prior the Change in Control) may, in addition to the consequences otherwise set forth in this Section 14.2(a), make adjustments and / or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.
     (b) Payments. Payment of any amounts in accordance with this Section 14.2 shall be made in cash or, if determined by the Board or the Committee (as constituted prior to the Change in Control), in securities of the New Employer that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control, having an aggregate fair market value (as determined by such Board or Committee) equal to such amount or in a combination of such securities and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than ten (10) business days, following the Change in Control.
     14.3 Certain Terminations Prior to Change in Control. Any Participant who incurs a Termination under any circumstances other than involuntary Termination for Cause or resignation without Good Reason on or after the date on which the Company entered into an agreement in principle the consummation of which would constitute a Change in Control, but prior to such consummation, and such Change in Control actually occurs, shall be treated, solely for purposes of the Plan (including this Article XIV), as continuing in the Company’s, or the applicable Subsidiary’s or Affiliate’s, employment or service until the occurrence of such Change in Control and to have been Terminated under such circumstances immediately thereafter.

     14.4 No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.3 or this Article XIV affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Article XIV need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing provisions of this Article XIV, the Committee shall determine the adjustments provided in this Article XIV (a) subject to Section 16.7(f), and (b) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options, and in no event may any ISO be exercised after ten (10) years from the Grant Date thereof.
     14.5 Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of the Plan (but subject to the limitations of the last sentence of Section 15.1 and Section 15.2) or any Award Agreement provision, the provisions of this Article XIV may not be terminated, amended, or modified on or after the date of a Change in Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.
ARTICLE XV.
AMENDMENT AND TERMINATION
     15.1. Amendment and Termination of the Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made which would materially impair the previously accrued rights of any Participant with respect to a previously granted Award without such Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules.
     15.2. Amendment of Awards. The Committee may unilaterally amend or alter the terms of any Award theretofore granted, including any Award Agreement, retroactively or otherwise, but no such amendment shall be inconsistent with the terms and conditions of the Plan or materially impair the previously accrued rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.
ARTICLE XVI.
TAX WITHHOLDING AND OTHER TAX MATTERS
     16.1. Tax Withholding. The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-U.S. tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-U.S. taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.
     16.2. Withholding or Tendering Shares. Without limiting the generality of Section 16.1, subject to any applicable laws, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares already owned by such Participant (or by such Participant and his or her spouse jointly) and either held by the Participant for at least six (6) months at the time of exercise or purchased on the open market, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Shares.
     16.3. Restrictions. The satisfaction of tax obligations pursuant to this Article XVI shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rule and regulations.
     16.4. Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the Grant Date such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.
     16.5. Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company upon or prior to the filing such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.
     16.6. No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
     16.7. Nonqualified Deferred Compensation.
     (a) It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in paragraph (b) of this Section 16.7, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.
     (b) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of cash or Shares pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.
     (c) The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A.
     (d) No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.
     (e) Notwithstanding the provisions of Section 4.3 to the contrary, (i) any adjustments made pursuant to Section 4.3 to Awards that are considered “deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.3 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 4.3 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date thereof to be subject to Section 409A of the Code.
     (f) If any Award is subject to Section 409A of the Code, the provisions of Article XIV shall be applicable to such Award only to the extent specifically provided in the Award Agreement and permitted pursuant to paragraph (b) of this Section 16.7.
ARTICLE XVII.
LIMITS OF LIABILITY; INDEMNIFICATION
     17.1. Limits of Liability. (a) Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
     (a) None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.
     (b) Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel. No member of the Committee or TPG, or any employee, partner, director or associate thereof, shall be liable for any action or determination made with respect to the Plan or any Award.
     (c) The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.
     17.2. Indemnification. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee, to the extent such criminal or civil action or proceeding relates to the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

ARTICLE XVIII.
SUCCESSORS
     18.1. General. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE XIX.
MISCELLANEOUS
     19.1. Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.
     19.2. Forfeiture Events.
     (a) Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s Termination for cause (as determined by the Committee in its discretion); serious misconduct; violation of the Company’s or a Subsidiary’s or Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee, Non-Employee Director or Consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.
     (b) If the Company is required to prepare an accounting restatement (x) due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Participant who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document that contained such material noncompliance, and (y) the Committee may in its discretion provide that if the amount earned under any Participant’s Award is reduced by such restatement, such Participant shall reimburse the Company the amount of any such reduction previously paid in settlement of such Award.
     19.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     19.4. Transfer, Leave of Absence. For purposes of the Plan, a transfer of an Eligible Individual from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of the Eligible Individual for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code).
     19.5. Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVI, in accordance with the Plan and such Participant’s Award Agreement.
     19.6. Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Subsidiary or Affiliate specified by the Committee for such purpose.
     19.7. No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.
     19.8. Section 16 of Exchange Act. The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16(b) of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.
     19.9. Requirements of Law; Limitations on Awards.
     (a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     (b) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.
     (c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.
     (d) Upon termination of any period of suspension under this Section 19.9, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.
     (e) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.
     (f) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
     19.10. Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.
     19.11. Governing Law. Except as to matters concerning the issuance of Shares or other matters of corporate governance, which shall be determined, and related Plan and Award provisions, which shall be construed, under the laws of the Cayman Islands, the Plan and each Award Agreement shall be governed by the laws of the Cayman Islands, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Cayman Islands, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
     19.12. Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.
     19.13. Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.
     19.14. Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
     19.15. No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.
     19.16. Subsidiary or Affiliate Eligible Individuals. In the case of a grant of an Award to any Eligible Individual of a Subsidiary or Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Subsidiary or Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Subsidiary or Affiliate will transfer such Shares to such Eligible Individual in accordance with the terms and conditions of such Award and those of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to a Subsidiary or Affiliate that are subsequently forfeited or canceled.
     19.17. Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary or Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Subsidiary or Affiliate or any division respectively thereof.
     19.18. Right of Offset. The Company and the Subsidiaries and Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Subsidiary or Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Subsidiary or Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.
     19.19. Participants Based Outside of the United States. The Committee may grant awards to Eligible Individuals who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements (including triggering a public offering or to maximize tax efficiency).